Exhibit 5.1

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

November 12, 2010

The Howard Hughes Corporation

110 N. Wacker Drive

Chicago, IL  60606

Ladies and Gentlemen:

We have acted as counsel to The Howard Hughes Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-11, File No. 333-170074 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the sale by the parties listed as selling securityholders (the “Selling Securityholders”) in the Registration Statement of an aggregate of up to 19,209,814 shares of common stock, par value $0.01 per share, (the “Common Stock”) of the Company (the “Shares”) and 6,083,333 warrants exercisable for shares of Common Stock (the “Warrants” and together with the Shares, the (“Securities”). The Securities were issued and delivered to the Selling Securityholders pursuant to a plan of reorganization filed by General Growth Properties, Inc. (“GGP”), the Company’s former parent, and certain of its subsidiaries under Chapter 11 of title 11 of the United States Code, as may be amended, modified or supplemented from time to time, and related investment agreements between GGP and certain Selling Securityholders (together, the “Plan”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the form of the Amended and Restated Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware prior to the effectiveness of the Plan, filed as Exhibit 3.1 to the Registration Statement; (ii) the form of the Amended and Restated Bylaws of the Company to be effective prior to the effectiveness of the Plan, filed as Exhibit 3.2 to the Registration Statement; (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; (v) the Plan; (vi) the form of Warrant (vii)  the form of stock option with respect to which some of the Securities may be issued and (viii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.     The Securities constituting shares of Common Stock that were issued in accordance with the Plan are validly issued, fully paid and non-assessable.

2.     The Securities constituting shares of Common Stock issuable upon the exercise of Warrants or options, upon the exercise of such Warrants or options and payment of the applicable exercise price, will be validly issued, fully paid and non-assessable.

3.     The Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP